As filed with the Securities and Exchange Commission on June 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0409517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan

Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan (as amended and restated on April 7, 2016)

(Full titles of the plans)

Ellen A. O’Donnell

Senior Vice President, General Counsel and Corporate Secretary

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, California 95134

(408) 333-8000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rob R. Carlson, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.00001 per share
- Issuable under the Amended and Restated Inducement Award Plan	13,795,761(3)	$8.615	$118,850,481.02	$11,968.25
- Issuable under the 2009 Employee Stock Purchase Plan (as amended and restated on April 7, 2016)	20,000,000(4)	$8.615	$172,300,000.00	$17,350.61
Total	33,795,761	—	$291,150,481.02	$29,318.86(5)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of the common stock, $0.001 par value per share (the “Common Stock”), of Brocade Communications Systems, Inc. (the “Registrant”) that become issuable under the Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan (the “Inducement Plan”) and the Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan (as amended and restated on April 7, 2016) (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $8.615 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Select Market on May 27, 2016, a date within five business days prior to the filing of this Registration Statement.
(3)	22,000,000 additional shares of Common Stock were reserved for issuance under the Inducement Plan, including 2,400,000 shares that were assumed by the Registrant under pre-existing plans of Ruckus Wireless, Inc. (“Ruckus”) pursuant to that certain Agreement and Plan of Merger by and among the Registrant, Stallion Merger Sub Inc. and Ruckus, dated April 3, 2016, 8,204,239 shares of Common Stock of which were registered pursuant to the Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement (File No. 333-211039) filed by the Registrant with the Commission on June 3, 2016 (the “2016 Registration Statement”).
(4)	Represents 20,000,000 additional shares of Common Stock reserved for issuance under the ESPP on April 7, 2016.
(5)	Pursuant to Rule 457(p) under the Securities Act, the total registration fee due is offset by an aggregate of $29,318.86, comprised of: (a) $5,795.00, the filing fee previously paid by Ruckus, a wholly-owned subsidiary of the Registrant, that corresponds to 6,254,179 unissued and unsold shares of Ruckus’ common stock (“Ruckus Stock”) registered pursuant to the Registration Statement on Form S-8 (File No. 333-209670) filed by Ruckus with the Securities and Exchange Commission (the “Commission”) on February 24, 2016 (the “2016 Ruckus Registration Statement”), (b) $7,400.59, the filing fee previously paid by Ruckus that corresponds to 5,957,753 unissued and unsold shares of Ruckus Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-202285) filed by Ruckus with the Commission on February 25, 2015 (the “2015 Ruckus Registration Statement”), (c) $10,032.45, the filing fee previously paid by Ruckus that corresponds to 5,648,420 unissued and unsold shares of Ruckus Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-194286) filed by Ruckus with the Commission on March 3, 2014 (the “2014 Ruckus Registration Statement”), and (d) $6,090.82, the filing fee previously paid by Ruckus that corresponds to 2,209,506 unissued and unsold shares of Ruckus Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-187054) filed by Ruckus with the Commission on March 5, 2013 (the “2013 Ruckus Registration Statement” and, together with the 2016 Ruckus Registration Statement, the 2015 Ruckus Registration Statement and the 2014 Ruckus Registration Statement, the “Prior Ruckus Registration Statements”). Accordingly, no registration fee is due. The Registrant is concurrently filing post-effective amendments to the Prior Ruckus Registration Statements to deregister the unissued and unsold shares of Ruckus Stock registered thereunder.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register: (1) 13,795,761 additional shares of Common Stock issuable pursuant to the Inducement Plan, and (2) 20,000,000 additional shares of Common Stock issuable pursuant to the ESPP.

Pursuant to: (a) the Registration Statement on Form S-8 (File No. 333-192886) filed by the Registrant with the Commission on December 16, 2013 (the “2013 Registration Statement”), the Registrant previously registered 2,400,000 shares of Common Stock issuable pursuant to the Inducement Plan; and (b) the 2016 Registration Statement, the Registrant previously registered 8,204,239 shares of Common Stock issuable pursuant to the Inducement Plan. The Registrant also filed: (i) a Registration Statement on Form S-8 (File No. 333-158874) with the Commission on April 29, 2009, pursuant to which the Registrant registered 35,000,000 shares of Common Stock issuable pursuant to the ESPP (the “2009 Registration Statement”); and (ii) a Registration Statement on Form S-8 (File No. 333-181851) with the Commission on June 1, 2012, pursuant to which the Registrant registered 30,000,000 additional shares of Common Stock issuable pursuant to the ESPP (the “2012 Registration Statement” and, together with the 2013 Registration Statement, the 2016 Registration Statement and the 2009 Registration Statement, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 filed with the Commission on December 22, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 30, 2016 filed with the Commission on March 4, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2016 filed with the Commission on June 3, 2016;

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2016;

(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2016;

(f)	The Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2016;

(g)	The Registrant’s Current Report on Form 8-K filed with the Commission on April 13, 2016;

(h)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2016 (only with respect to the information filed under Item 8.01 thereof);

(i)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2016 (only with respect to the information filed under Item 8.01 thereof);

(j)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 27, 2016; and

(k)	The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on March 19, 1999 (File No. 000-25601) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02, 7.01 or 9.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, California 95134

(408) 333-8000

Attn: Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 3, 2016.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Daniel W. Fairfax
Name:	Daniel W. Fairfax
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd A. Carney and Daniel W. Fairfax, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lloyd A. Carney	Director and Chief Executive Officer	June 3, 2016
Lloyd A. Carney	(Principal Executive Officer)

/s/ Daniel W. Fairfax Daniel W. Fairfax	Senior Vice President and Chief Financial Officer	June 3, 2016
(Principal Financial and Accounting Officer)

/s/ David L. House	Chairman of the Board of Directors	June 3, 2016
David L. House

/s/ Judy Bruner	Director	June 3, 2016
Judy Bruner

/s/ Renato A. DiPentima	Director	June 3, 2016
Renato A. DiPentima

/s/ Alan L. Earhart	Director	June 3, 2016
Alan L. Earhart

/s/ John W. Gerdelman	Director	June 3, 2016
John W. Gerdelman

/s/ Kim C. Goodman	Director	June 3, 2016
Kim C. Goodman

/s/ L. William Krause	Director	June 3, 2016
L. William Krause

/s/ David E. Roberson	Director	June 3, 2016
David E. Roberson

/s/ Sanjay Vaswani	Director	June 3, 2016
Sanjay Vaswani

EXHIBIT INDEX

Exhibit Number	Description

10.1	Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan (incorporated by reference to Exhibit 10.1 from the Registrant’s Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement (File No. 333-211039) filed with the Commission on June 3, 2016)

10.2	Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan, as amended and restated on April 7, 2016 (incorporated by reference to Exhibit 10.2 from the Registrant’s Current Report on Form 8-K filed with the Commission on April 13, 2016)

5.1*	Opinion of Paul Hastings LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement

24.1*	Power of Attorney is contained on the signature page

*	Filed herewith.